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                                                                   EXHIBIT 10.15

                               FIRST AMENDMENT TO
                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT

         This First Amendment to the Change of Control Employment Agreement dated as of June 28, 2004 (the "Change of Control Employment Agreement") between Belden Inc. (the "Company") and Kevin L. Bloomfield is entered into as of June 28, 2004.

1. This Amendment shall become effective on the Effective Time (as defined in an Agreement and Plan of Merger, as amended, (the "Merger Agreement"), dated February 4, 2004 by and among the Company, BC Merger Corp. and Cable Design Technologies Corporation ("CDT")); provided, however, that if the Effective Time does not occur, this Amendment shall be null and void ab initio. This Amendment shall also be null and void ab initio in the event the Company fails to satisfy its obligations under that certain Retention and Integration Award letter agreement entered into between the Executive and the Company on June 28, 2004


2. Section 1.5 of the Change of Control Employment Agreement is hereby amended by adding the following at the end of such section to read as follows:

         Without limiting the generality of the foregoing, the consummation of the transactions contemplated by Merger Agreement shall constitute a Change of Control under this Agreement (the "Belden-CDT Merger").

3. Clause (v) of Section 1.10 of the Change of Control Employment Agreement is hereby deleted in its entirety and replaced with the following:

         (v) any voluntary termination of employment by the Executive where the Notice of Termination is delivered within 30 days of the first anniversary of a Change of Control; provided, however, that this clause
         (v) may not be invoked for any Change of Control of the Company that results solely from the Belden-CDT Merger.


4. The Change of Control Employment Agreement is hereby amended by adding the following new Section 26 to read as follows:

         26. ASSUMPTION. At the Effective Time, (i) CDT shall automatically and without any further action on behalf of any party unconditionally assume all of the obligations of Belden Inc. under this Agreement as the primary obligor and (ii) references herein to the "Company" shall be deemed references to CDT.

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5. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Change of Control Employment Agreement and, except as expressly provided herein all provision of the Change of Control Employment Agreement shall remain in full force and effect.




         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.



                                     BELDEN INC.



                                     By: /s/ C. Baker Cunningham
                                         ---------------------------
                                         C. Baker Cunningham



                                     Executive: /s/ Kevin L. Bloomfield
                                                -----------------------
                                                Kevin L. Bloomfield



Acknowledged and agreed with respect to Section 26


CABLE DESIGN TECHNOLOGIES CORPORATION



/s/ C. Baker Cunningham
-----------------------


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